                            ARTICLE OF INCORPORATION

                                       OF

                       GRAND SLAM SPORTS MARKETING, INC.


                                   ARTICLE I

                                      NAME

     The name of this Corporation shall be GRAND SLAM SPORTS MARKETING, INC.

                                   ARTICLE II

                                    DURATION

     This Corporation shall be perpetual commencing as of the date of Incorporation.

                                  ARTICLE III

                                    PURPOSE

     This Corporation is organized for the purpose of transacting any or all lawful business, including but not limited to:

     (a) The promotion of sporting tournaments.

     (b) Pursue its purposes and business in any and all locations, foreign or domestic.

     (c) Acquire, own, hold, develop, deal in and with, maintain and operate, unlimitedly, such real and personal property of every kind and description within and without the State of Florida.

     (d) Buy and sell real and personal property of any nature whatsoever.

     (e) Convey, sell, assign, transfer, lease, mortgage, pledge, exchange or otherwise deal with any property.

     (f) Import and export wares, goods and merchandise of any nature whatsoever.


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     (g) Carry on all or any of the business of manufacturers, producers, fabricators, processors, distributors, purchasers and sellers of products and supplies of every kind, character and nature.

     (h) Purchase, hold, sell, transfer or deal in any manner with or in stocks, bonds, obligations, securities or interests of its own or of any other person, firm or Corporation.

     (i) Pay cash or issue capital stock debentures, bonds, mortgages, or other obligations of the Corporation for any acquisition by the Corporation and for any other lawful purpose.

     (j) Engage in the acquisition, ownership, sale, distribution and licensing of patents, improvements and franchises, trademarks and trade names, and to operate thereunder.

     (k) Enter into, make and perform contracts of every kind and description with any person, firm or association, Corporation and body politic conducive to the attainment of any of the objects or purposes of the Corporation.

     (1) Enter into any and all types of agreements relating to financing, factoring and guarantees, and to guarantee or secure, in any way, the debts or obligations of any other persons, firms and/or Corporations.

     (m) Guarantee performance by any other person and/or entity.

     In general, this Corporation may, without restriction, perform any and all acts and functions permitted by law.

                                   ARTICLE IV

                                 CAPITAL STOCK

     This Corporation is authorized to issue one thousand (1000) shares of one Dollar ($1.00) par value common stock.

                                   ARTICLE V

                      INITIAL REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of this Corporation is 16211 N.E. 18th Avenue, North Miami Beach, Florida 33162, and the name of the initial Registered Agent of this Corporation, at that address, is JERRY LEADER.

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                                   ARTICLE VI

                           INITIAL BOARD OF DIRECTORS

     This Corporation shall have three (3) Directors initially. The number of Directors may be either increased or diminished from time to time by the by-laws, but shall never be less than one (1) . The names and addresses of the initial Directors of this Corporation are:


           JERRY LEADER                              FREDERICK STOLLE
      16211 N.E. 18th Avenue                      16211 N.E. 18th Avenue
 North Miami Beach, Florida 33162            North Miami Beach, Florida 33162

                                  JOHN LEHMANN
                             16211 N.E. 18th Avenue
                        North Miami Beach, Florida 33162

                                  ARTICLE VII

                                  INCORPORATOR

     The name and address of the person signing these Articles, is:

                                  JERRY LEADER
                             16211 N.E. 18th Avenue
                        North Miami Beach, Florida 33162

                                  ARTICLE VIII

                                   AMENDMENT

     This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders subject to this reservation.


                                     - 3 -

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     IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation, this 3rd day of June, 1991.

I hereby am familiar with
and accept the duties and
responsibilities as Registered
Agent for said Corporation.

REGISTERED AGENT:


/s/ Jerry Leader
---------------------
JERRY LEADER



                                           SUBSCRIBER


                                           /s/ Jerry Leader
                                           ---------------------
                                           JERRY LEADER


STATE OF FLORIDA           )
                           ) ss.:
COUNTY OF DADE             )


     BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County as aforesaid, personally appeared JERRY LEADER, known to me and known by me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those Articles of Incorporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this day 3 day of June, 1991.



                                                    /s/ [illegible]
                                                    --------------------
                                                    NOTARY PUBLIC

My Commission Expires:

                                     - 4 -

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                      CERTIFICATE DESIGNATING THE ADDRESS
                  AND AN AGENT UPON WHOM PROCESS MAY BE SERVED


                              W I T N E S S E T H:

     That GRAND SLAM SPORTS MARKETING, INC., desiring to organize under the laws of the State of Florida has named JERRY LEADER, 16211 N.E. 18th Avenue, North Miami Beach, Florida 33162, as its Agent to accept service of process within this State.

                                ACKNOWLEDGMENT:

     Having been named to accept service of process for the above stated Corporation, at the place designated in this Certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I accept the duties and obligations of Sections 607.034 and 607.325, Florida Statutes.

DATED this 3rd day of June, 1991.


                                                 /s/ Jerry Leader
                                                 -------------------------
                                                 JERRY LEADER - Agent


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